Exhibit 99.1

PHH Corporation Announces Leadership Transition

Leadership Transitions Facilitate Cost Reductions Consistent with Company’s Smaller Size and Scope

Robert Crowl Named COO; to Become President and CEO on June 28, 2017, Succeeding Glen Messina

Michael Bogansky Named CFO

Mount Laurel, NJ — March 30, 2017 — PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced changes to its leadership team as part of its previously announced plan to reduce costs as the Company expects to become smaller in size and scope resulting from its recently announced and ongoing strategic transactions.

Robert Crowl, who has served as the Company’s Chief Financial Officer since 2012, has been appointed Chief Operating Officer, reporting to President and Chief Executive Officer Glen Messina. Effective June 28, 2017, the date of the Company’s 2017 Annual Meeting, Crowl will assume the role of President and Chief Executive Officer of PHH Corporation and PHH Mortgage, and he will stand for election as a Director at the Annual Meeting. Crowl will succeed Messina, who will step down as President and Chief Executive Officer and not stand for re-election as a Director. Michael Bogansky, who previously served as Senior Vice President, Controller, has been appointed Chief Financial Officer.

James Egan, Non-Executive Chairman of the Board of PHH, said “Glen has led PHH with vision, decisiveness and integrity through one of the most turbulent periods in the mortgage industry in decades, overseeing a dramatic strategic transformation of the Company that included the sale of the Fleet business, implementing capital strategy initiatives to reduce unsecured debt levels and return capital to shareholders, re-engineering our cost structure, enhancing our risk and compliance programs, and implementing the strategic review to maximize the value of our mortgage business. On behalf of the Board and the entire PHH team, I would like to thank Glen for his significant contributions and accomplishments over the course of his five-year tenure with the Company.”

Egan continued, “Rob has been an invaluable partner to Glen and the Board in executing our transformation and we are fortunate to have an executive of his caliber available to step into the CEO and Director roles.”

The Company also announced the following management changes:

•                  Kate Williamson, who currently serves as Senior Vice President, Human Resources, will assume the role of Senior Vice President and Chief Human Resources Officer, effective June 30, 2017, succeeding Kathryn Ruggieri, who is leaving the Company upon the effective date.

•                  Ian Hill, who currently serves as Vice President, Information Technology Enterprise Services, will assume the role of Senior Vice President and Chief Information Officer, effective June 30, 2017, succeeding Gabriel Minton, who is leaving the Company upon the effective date.

•                  William Brown, Senior Vice President and General Counsel, Leith Kaplan, Chief Risk and Compliance Officer, and Richard Bradfield, Senior Vice President, Financial Institutions Group, are expected to remain with PHH until the end of the year to support the continued execution of the

Company’s strategic actions. At the appropriate time, the Company will announce additional leadership changes as necessary.

Egan said, “Mike, Kate and Ian have been key players in our transformation and are well qualified to assume their new roles. Kathryn and Gabe have made significant contributions to the Company over the years and on behalf of the Board and the entire PHH team, I would like to thank them for their dedication and service to PHH. I would also like to thank Bill, Lee and Rich for their many contributions to PHH and their continuing support of our strategic actions for the remainder of the year.”

These management changes are expected to result in at least $5 million in savings on an annualized basis, and are consistent with the Company’s previously announced plan to reduce total shared services expenses to approximately $75 million in the second half of 2018.

PHH remains focused on maximizing the return of cash to shareholders by closing signed asset sales transactions as quickly as possible, controlling business investments and expenses, resolving legacy regulatory uncertainties, prudently winding down its Private Label business, and maintaining flexibility for future strategic actions.

Biographies

Robert Crowl joined PHH in 2012 as Executive Vice President and Chief Financial Officer. Previously, he served as Executive Vice President and Chief Financial Officer at Sun Bancorp, Inc. and its wholly owned subsidiary, Sun National Bank. He also spent more than a decade at National City Corporation. He served as Executive Vice President and Chief Operating Officer of National City Mortgage where he helped re-engineer the mortgage division. Additionally, during his tenure at National City, he held positions as Senior Vice President and Corporate Comptroller, and Senior Vice President of Asset/Liability and Securitization Manager. Mr. Crowl earned both a Bachelor of Arts degree and a MBA from the University of Richmond.

Michael Bogansky has served as Senior Vice President and Principal Accounting Officer of PHH since 2014. Mr. Bogansky joined PHH in 2003 as Manager of Financial Reporting and has held roles of increasing responsibility in the accounting and finance functions, including serving as Vice President, Financial Reporting of PHH Mortgage from 2009 to 2010 and serving as the Company’s Vice President and Assistant Controller from 2010 to 2012 and as the Company’s Vice President and Controller since 2012. Prior to joining PHH in 2003, he served as a Senior Auditor with Deloitte & Touche LLP. Mr. Bogansky earned a Bachelor of Science degree in Accounting from York College of Pennsylvania.

Kate Williamson joined PHH in 2013 as Senior Vice President, Human Resources and Managing Business Partner. Prior to PHH, she served as Principal at Williamson Performance Partners, LLC, a human resources consulting firm she founded. From 2002 to 2012, Ms. Williamson held roles of increasing responsibility at Campbell Soup Company, including Director, Human Resources Business Partner and Director, Organizational Change Management. From 1998 to 2002, she served as Director, Learning and Development at Cigna Group Insurance. Ms. Williamson earned a Bachelor of Arts degree from Rowan University and a Master of Science degree in Human Resources Management from Rutgers University.

Ian Hill has served as Vice President, Enterprise Services in the Company’s Information Technology department since he started with PHH in 2016. He has spent over 30 years in the technology industry including nine years at Aurora Bank FSB, formerly known as Lehman Brothers Bank. He served as Senior Vice President and Chief Information Officer as well as Vice President, Engineering and Enterprise Support, Vice President, Database Engineering and Business Intelligence, and Assistance Vice President, Production

Systems. Prior to Aurora Bank FSB, he held Senior IT Consultant positions for a variety of companies, including First Data and Merck & Co.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of end-to-end mortgage solutions through its subsidiary, PHH Mortgage. Its outsourcing model and proven expertise, combined with a strong commitment to operational excellence and customer service, has enabled PHH Mortgage to become one of the largest non-bank originators and servicers of residential mortgages in the United States. PHH Mortgage provides mortgage solutions for the real estate market and financial institutions, and offers home financing directly to consumers. For additional information, please visit www.phh.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events.  All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.  Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov.  Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Hugo Arias

hugo.arias@phh.com

(856) 917-0108

Media

Dico Akseraylian

dico.akseraylian@phh.com

(856) 917-0066